UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

March 30, 2020

LEGACY HOUSING CORPORATION
(Exact name of registrant as specified in its charter)

Texas	001-38761	20-2897516
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Airport Freeway, #100, Bedford, Texas		76022
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (817) 799-4900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock ($0.001 par value)	LEGH	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement

On March 30, 2020, Legacy Housing Corporation (the “Company”), entered into that certain credit agreement (the “Agreement”) with Capital One, National Association (“Capital One”) as Agent and Lender, pursuant to which Capital One has provided the Company with a secured revolving credit facility with a maximum facility amount of $70 million (the “Credit Facility”). In connection with entry into the Agreement, the Company terminated its existing revolving line of credit with Capital One (see Item 1.02 below).

Proceeds of the Credit Facility shall be used for working capital purposes of the Company in the ordinary course of business, including the issuance of letters of credit. Loans outstanding under the Credit Facility bear interest, at the Company’s option, at either: (i) the Base Rate (as defined in the Agreement) or (ii) the LIBOR Rate (as defined in the Agreement), plus a margin of 2.0%. The Credit Facility matures on March 30, 2024 and all loans become fully due and payable on that date.

The Agreement contains customary representations, warranties and covenants, including, but not limited to specified restrictions on incurrences of indebtedness, liens and guarantee obligations, mergers, acquisitions, consolidations, liquidations and dissolutions, sales of assets, leases, payment of dividends and other restricted payments, investments, loans and advances, transactions with affiliates and sale and leaseback transactions. The Agreement requires the Company to maintain a consolidated tangible net worth of not less than $120,000,000, to be tested as of the end of each quarter of each Fiscal Year. The Agreement does not permit the Company’s consolidated total leverage ratio to be greater than 4.00:1.00 as of the end of any quarter of any Fiscal Year.

Item 1.02  Termination of a Material Definitive Agreement

On March 30, 2020, in connection with the execution of the Agreement, the Company terminated the Amended Loan and Security Agreement, dated as of May 12, 2017, between the Company and Capital One (the “2017 Agreement”). The material terms and conditions of the 2017 Agreement are described in the Company’s Registration Statement on Form S-1 (File No. 333-228288). The 2017 Agreement was scheduled to mature on May 11, 2020 and the Company did not incur any material early termination fees in connection with the termination of the 2017 Agreement.

Item 9.01  Financial Statements and Exhibits

(d)Exhibits

10.1	Credit Agreement dated March 30, 2020 between Legacy Housing Corporation and Capital One, National Association, as Agent and Lender.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A
LEGACY HOUSING CORPORATION

Date: April 3, 2020	By:	/s/ Neal J. Suit
	Name:	Neal J. Suit
	Title:	Executive Vice President and General Counsel